Exhibit 99.1

FOR IMMEDIATE RELEASE

Investors & Media:

Julie D. Tracy Sr. Vice President, Chief Communications Officer Wright Medical Group N.V. (901) 290-5817 julie.tracy@wright.com

Wright Medical Group N.V. Announces Acquisition of IMASCAP SAS

Ensures Exclusive Access to Breakthrough Software Enabling Technology to Further Differentiate Wright’s

Product Portfolio and Further Accelerate Growth Opportunities in Wright’s Global Extremities Business

Purchase Price of €75.1 Million, or Approximately $88.8 Million, in Cash, Stock and Earnouts

Company Reiterates Previously Provided 2017 Annual Financial Guidance

AMSTERDAM, The Netherlands – December 14, 2017 – Wright Medical Group N.V. (NASDAQ:WMGI) today announced the acquisition of IMASCAP SAS, a leader in the development of software-based solutions for preoperative planning of shoulder replacement surgery. The transaction ensures exclusive access to breakthrough software enabling technology and patents to further differentiate Wright’s product portfolio and to further accelerate growth opportunities in Wright’s global Extremities business.

Under the terms of the agreement with IMASCAP, Wright acquired 100% of IMASCAP’s outstanding equity on a fully diluted basis for total consideration, net of acquired cash, of €75.1 million or approximately $88.8 million, consisting of approximately €39.7 million, or approximately $46.9 million, in cash and approximately €13.2 million, or approximately $15.6 million, of Wright ordinary shares, payable at closing, and approximately €22.2 million, or approximately $26.3 million, in potential earnouts and milestone payments for new software modules and a potential future implant system.

IMASCAP’s Glenosys technology is the preoperative planning software behind Wright’s BLUEPRINT™ 3D planning software, which allows the surgeon to simulate the position of a shoulder prosthesis using CT image data. The surgeon is able to visualize the shoulder in 3D and rotate through the complete range of motion in any direction. Before the surgery, the surgeon can optimize the surgical plan adapted to the patient to choose the best implant from a range of possibilities. With its simple and intuitive interface, this virtual surgical plan is seamlessly translated into the operating room on the day of surgery offering the potential for reduced surgical time, better outcomes and less inventory.

Robert Palmisano, president and chief executive officer, commented, “Wright, and previously Tornier, has been involved with IMASCAP for many years with our BLUEPRINT case planning software, and we have seen first-hand the innovation, creativity and differentiated solutions that the IMASCAP team has developed. Software-enhanced solutions are the future, and with the acquisition of IMASCAP, we have the opportunity to take a significant lead in this area. We are thrilled that we had an opportunity to acquire IMASCAP, which is the company that has developed the technology behind our BLUEPRINT case planning software for our shoulder portfolio. This is a highly differentiated, enabling technology for the shoulder and has a number of potential applications to enhance our PROPHECY planning for ankles as well.”

Palmisano continued, “While our BLUEPRINT planning software is a significant differentiator today, IMASCAP has a rich pipeline of potential breakthrough technologies under development and patent-pending. We believe the future of orthopaedic implant surgery will include advanced elements of artificial intelligence and augmented reality. When fully developed, we believe such software enabled surgery will leapfrog the current mechanical approaches some orthopaedic companies have developed primarily for hip and knee replacement surgery.”

Palmisano further commented, “IMASCAP is led by its founder and CEO, Jean Chaoui. Jean has an impressive background, with degrees in Biomedical Engineering from Damascus University and Telecom Brittany (Masters & PhD) with a focus in Biomedical Imaging. Jean has received 11 patents and has written more than 30 scientific publications in the field of computer assisted surgery, and he has completed multiple projects in the areas of image and bio-signal processing, artificial intelligence and brain/computer interface. He is a recent recipient of the MIT Technology Review – Top 10 French Innovators under 35 and a Fellow in the Young Transatlantic Innovative Leaders Initiative, representing France. We are delighted that Jean and the entire IMASCAP team are joining Wright.”

Jean Chaoui, president and chief executive officer of IMASCAP, added, “We are delighted to have found an excellent strategic buyer in Wright, a company that shares IMASCAP’s commitment to technological leadership and who is deeply committed to the success of our technology. We believe that Wright, with its global leadership position in the extremities market and expertise in medical education and product development, is the ideal partner to realize the full potential of IMASCAP’s technology and product pipeline and will continue to provide the focus and investment to enable it to reach its full potential. Also, very importantly, this will provide our employees with enhanced opportunities for career growth and development. We look forward to an exciting future as part of Wright Medical.”

IMASCAP has no revenues; therefore, there is no impact to Wright’s previously provided full-year 2017 annual net sales guidance of $740 million to $745 million. Due to the timing of the closing, the company anticipates incurring minimal incremental expenses in 2017, and therefore is maintaining its current full-year 2017 non-GAAP adjusted EBITDA from continuing operations guidance range of $84 million to $88 million. The company currently plans to offer this important enabling technology at no cost to physicians who are implanting Wright’s shoulder products. Wright will provide additional information on the financial impact of this transaction and 2018 guidance on its fourth quarter 2017 earnings call, which is currently scheduled for February 27, 2018.

For more information on this transaction, please refer to the investor presentation that is available in the Investor Relations section of Wright’s website at www.wright.com.

Internet Posting of Information

Wright routinely posts information that may be important to investors in the “Investor Relations” section of its website at www.wright.com. The company encourages investors and potential investors to consult the Wright website regularly for important information about Wright.

About Wright Medical Group N.V.

Wright Medical Group N.V. is a global medical device company focused on extremities and biologics products. The company is committed to delivering innovative, value-added solutions improving the quality of life for patients worldwide. Wright is a recognized leader of surgical solutions for the upper extremities (shoulder, elbow, wrist and hand), lower extremities (foot and ankle) and biologics markets, three of the fastest growing segments in orthopaedics. For more information about Wright, visit www.wright.com.

™ and ® denote trademarks and registered trademarks of Wright Medical Group N.V. or its affiliates, registered as indicated in the United States, and in other countries. All other trademarks and trade names referred to in this release are the property of their respective owners.

About IMASCAP SAS

IMASCAP SAS develops software for preoperative planning of shoulder replacement surgery. IMASCAP software system is the only system in the world allowing orthopaedic surgeons complete independence for planning, with nothing more than image data provided by CT scan of the patient. The software allows the surgeon to automatically conceive a surgical guide adapted particularly to the patient anatomy, which permits the surgeon to implant the prosthesis in a position that closely matched the software plan. The system has been developed in close collaboration with internationally recognized experts in the shoulder field, providing an innovative and practical solution to the operating room. IMASCAP is focused on applying its technical expertise to serve orthopaedic surgery by furnishing patient specific solutions and participating in the development of new generations of prostheses adapting this new and innovative technology. For more information please visit www.imascap.com.

Non-GAAP Financial Measures

To supplement the company’s consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles, the company uses certain non-GAAP financial measures in this release, including . EBITDA, as adjusted, from continuing operations. The company’s non-GAAP adjusted EBITDA from continuing operations target is measured by adding back to net loss from continuing operations charges for interest, income taxes, depreciation and amortization expenses, non-cash share-based compensation expense and non-operating income and expense. Additionally, the company’s adjusted EBITDA from continuing operations target excludes possible future acquisitions; other material future business developments; and due diligence, transaction and transition costs associated with acquisitions and divestitures. Further, this adjusted EBITDA from continuing operations target excludes any expenses, earnings or losses related to the divested large joints business, legacy Wright’s divested OrthoRecon business and legacy Tornier’s divested ankle replacement and silastic toe products. The company’s management believes that the presentation of non-GAAP financial measures provides useful information to investors. These measures may assist investors in evaluating the company’s operations, period over period. Wright’s non-GAAP financial measures exclude such items as non-cash interest expense related to the company’s 2017 convertible notes, 2020 convertible notes and 2021 convertible notes, net gains and losses on mark-to-market adjustments on and settlements of derivative assets and liabilities, write-off of unamortized debt discount and deferred financing charges following the partial settlement of 2017 convertible notes and 2020 convertible notes, mark-to-market adjustments on CVRs, transaction and transition costs and tax impacts from changes in the realizability of net operating losses, all of which may be highly variable, difficult to predict and of a size that could have substantial impact on the company’s reported results of operations for a period. It is for this reason that the company cannot provide without unreasonable effort a quantitative reconciliation to the most directly comparable GAAP measures for its 2017 financial guidance regarding non-GAAP adjusted EBITDA from continuing operations. Management uses the non-GAAP measures in this release internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider non-GAAP financial measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “intend,” “could,” “may,” “will,” “believe,” “look forward,” “continue,” “guidance,” “future,” other words of similar meaning and the use of future dates. Forward-looking statements in this release include, but are not limited to, statements about the future anticipated success and benefits of the company’s software-based solutions for preoperative planning of shoulder replacement surgery and the company’s anticipated financial results for 2017, including net sales from continuing operations and adjusted EBITDA from continuing operations. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Each forward-looking statement contained in this release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, the failure to realize the full anticipated benefits of the company’s software-based solutions for preoperative planning of shoulder replacement surgery; risks involved in the acquisition of IMASCAP and the anticipated registration of the resale of the Wright ordinary shares issued in connection therewith; failure to integrate the legacy Wright and Tornier businesses and realize net sales synergies and cost savings from the merger with Tornier or delay in realization thereof; operating costs and business disruption as a result of the merger, including adverse effects on employee retention and sales force productivity and on business relationships with third parties; integration costs; actual or contingent liabilities; failure of the company’s recent U.S. sales force additions, focus on core product portfolio and incentives to drive U.S. lower extremities and biologics sales or delay in realization thereof; adverse effects of diverting resources and attention to providing transition services to the purchaser of the large joints business; the adequacy of the company’s capital resources and need for additional financing; the timing of regulatory approvals and introduction of new products; physician acceptance, endorsement, and use of new products; failure to achieve the anticipated benefits from approval of AUGMENT® Bone Graft; the effect of regulatory actions, changes in and adoption of reimbursement rates; product liability claims and product recalls; pending and threatened litigation; risks associated with the metal-on-metal master settlement agreement and the settlement agreement with the three settling insurers; risks associated with the subsequent metal-on-metal settlement agreements and ability to obtain the additional new insurance proceeds contingent thereon; risks associated with international operations and expansion; fluctuations in foreign currency exchange rates; other business effects, including the effects of industry, economic or political conditions outside of the company’s control; reliance on independent distributors and sales agencies; competitor activities; changes in tax and other legislation; and the risks identified under the heading “Risk Factors” in Wright’s Annual Report on Form 10-K for the year ended December 25, 2016 filed by Wright with the SEC on February 23, 2017 and in other subsequent SEC filings by Wright, including Wright’s Quarterly Report on Form 10-Q for the quarterly period ended September 24, 2017 filed by Wright with the SEC on November 2, 2017. Investors should not place considerable reliance on the forward-looking statements contained in this release. Investors are encouraged to read Wright’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this release speak only as of the date of this release, and Wright undertakes no obligation to update or revise any of these statements. Wright’s business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

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